UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 24, 2007
I-FLOW CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-18338 (Commission File Number)	33-0121984 (IRS Employer Identification No.)
20202 Windrow Drive
Lake Forest, California 92630
(Address of Principal Executive Offices, including Zip Code)
Registrant’s telephone number, including area code: (949) 206-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.1

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 24, 2007, I-Flow Corporation (the “Company”) entered into an amended and restated employment agreement (the “Employment Agreement”) with James R. Talevich, the Company’s Chief Financial Officer.
Under the Employment Agreement, Mr. Talevich is entitled to a base salary of $225,000, which shall be reviewed at least annually by the Compensation Committee of the Board of Directors. During the term of the Employment Agreement, Mr. Talevich’s base salary shall not be reduced. Mr. Talevich is also entitled to earn an annual bonus in accordance with the terms of each year’s management bonus program as reasonably determined by the Board. In addition, Mr. Talevich is eligible to participate in the Company’s equity incentive programs.
During the term of the Employment Agreement, Mr. Talevich is entitled to an automobile expense allowance of $1,000 per month, grossed up for income tax purposes, as well as reimbursement for all gasoline and maintenance expenses incurred by him in operating his automobile.
If Mr. Talevich is terminated without cause, or if he resigns because his job location is transferred (without his prior, voluntary consent) to a site more than thirty miles away from his current place of employment, Mr. Talevich is entitled to receive, as severance, the following payments (to be made in a lump sum immediately upon termination of employment) and benefits: (1) a cash payment equal to one (1) times the sum of (A) Mr. Talevich’s annual salary in effect at the time of termination, plus (B) the average annual bonus earned by Mr. Talevich in the previous three full fiscal years; (2) any bonus, or relevant pro rata portion thereof, earned by Mr. Talevich for the fiscal year in which the termination occurs; (3) for the twelve month period following Mr. Talevich’s termination, continued participation in the group medical insurance programs (including health, drug, dental, and vision insurance); and (4) immediate vesting and exercisability of any unvested and outstanding stock options, restricted stock or other equity-based awards, with any stock options and stock appreciation rights remaining exercisable for their remaining terms. Notwithstanding anything in the Employment Agreement, Mr. Talevich is entitled to receive whatever additional severance pay and other benefits, if any, for which he may qualify according to the terms of the “Agreement Re: Change in Control” entered into as of June 21, 2001 between the Company and Mr. Talevich.
If Mr. Talevich is terminated as a result of a disability (as defined in the Employment Agreement), he is entitled to receive 60% of his total compensation in effect at the time of such termination until he achieves the age of 65, or until he recovers from such disability and is able to secure full time employment, whichever first occurs. If Mr. Talevich is terminated for “good and valid cause” (as defined in the Employment Agreement) or voluntarily resigns, he is not entitled to any severance payment.
The foregoing description of the Employment Agreement is qualified in its entirety by the terms of the Employment Agreement, which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits:
     The following exhibit is filed with this current report on Form 8-K:

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement for James R. Talevich

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 29, 2007

I-FLOW CORPORATION
By:	/s/ James J. Dal Porto
	Name:	James J. Dal Porto
	Title:	Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement for James R. Talevich

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